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                                                                   EX-99.B(h)(1)

                            ADMINISTRATION AGREEMENT


                                   Appendix A

         Funds of Wells Fargo Variable Trust Covered by This Agreement


Fee of 0.15% of average daily
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net assets on an annual basis:
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 1. Asset Allocation Fund
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 2. Corporate Bond Fund
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 3. Equity Income Fund
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 5. Equity Value Fund
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 6. Growth Fund
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 7. International Equity Fund
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 8. Large Company Growth Fund
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 9. Money Market Fund
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10. Small Cap Growth Fund
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12. Specialized Technology Fund
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Approved by Board of Trustees:   March 26, 1999, as amended February 6, 2001.

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